EXHIBIT 32.1

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the Annual Report of PermRock Royalty Trust (the “Trust”) on Form 10-K for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the Trustee of the Trust, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

SIMMONS BANK, TRUSTEE FOR PERMROCK ROYALTY TRUST

Date: March 31, 2021	By:	/s/ Lee Ann Anderson
Lee Ann Anderson,
Senior Vice President
Simmons Bank

A signed original of this written statement required by Section 906 has been provided to PermRock Royalty Trust and will be retained by PermRock Royalty Trust and furnished to the Securities and Exchange Commission or its Staff upon request.